Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

Supplementing the Indenture Dated as of May 17, 2011

EARTHLINK, INC.,

as Company,

and the Subsidiary Guarantors party hereto

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

8-7/8% Senior Notes due 2019

Dated as of May 29, 2013

THIRD SUPPLEMENTAL INDENTURE, dated as of May 29, 2013 by and among EarthLink, Inc. a Delaware corporation (the “Company”), ITC^DeltaCom, Inc., a Delaware corporation (“ITC”), BTI Telecom Corp., a North Carolina corporation (“BTI Telecom”), Business Telecom, Inc., a North Carolina corporation (“BTI”), Business Telecom of Virginia, Inc., a Virginia corporation (“BTI Virginia”), DeltaCom, LLC, an Alabama limited liability company (“DeltaCom”), and EarthLink Carrier, LLC, a Delaware limited liability company (“EarthLink Carrier” and together with ITC, BTI Telecom, BTI, BTI of Virginia and DeltaCom, collectively, the “Additional Subsidiary Guarantors”), the Subsidiaries of the Company parties hereto (the “Subsidiary Guarantors”), and Deutsche Bank Trust Company Americas (the “Trustee”), as Trustee under the Indenture, dated as of May 17, 2011, as amended by that First Supplemental Indenture, dated as of June 7, 2011, and as further amended by that Second Supplemental Indenture, dated as of September 27, 2011 (as amended, “Base Indenture”);

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Base Indenture;

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture providing for the issuance by the Company of $300,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Additional Subsidiary Guarantors are required to be a Subsidiary Guarantors under the definition of “Subsidiary Guarantor” in the Base Indenture;

WHEREAS, pursuant to Sections 4.19 and 10.03 of the Base Indenture, the Additional Subsidiary Guarantors each desire to become a Subsidiary Guarantor under the Base Indenture;

WHEREAS, Sections 4.19 and 10.03 provide that the Company shall cause the Additional Subsidiary Guarantors to execute and deliver a supplemental indenture pursuant to which such Additional Subsidiary Guarantors will guarantee the payment and performance of the Notes, and upon such execution and delivery of a supplemental indenture, the Additional Subsidiary Guarantors will be deemed to each be a Subsidiary Guarantor for all purposes under the Base Indenture, including, without limitation, Article 10 of the Base Indenture;

WHEREAS, pursuant to Section 11.03 of the Base Indenture, there have been delivered to the Trustee on the date hereof an Officers’ Certificate and Opinion of Counsel certifying, among other things, that the covenants and conditions under the Base Indenture relating to execution and delivery of the Third Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.         References.  Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

ARTICLE TWO

AGREEMENT TO GUARANTEE

Section 2.01.         Additional Subsidiary Guarantors.  Each Additional Subsidiary Guarantor, by its signature below, agrees to become a Subsidiary Guarantor under the Indenture with respect to the Notes and agrees to be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Base Indenture. Upon its execution hereof, each Additional Subsidiary Guarantor acknowledges that it shall be a Subsidiary Guarantor for all purposes set forth in the Indenture, effective as of the date hereof.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.01.         Confirmation of Base Indenture. The Base Indenture, as heretofore supplemented and amended by this Third Supplemental Indenture is in all respects ratified and confirmed and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 3.02.         Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, THE ADDITIONAL SUBSIDIARY GUARANTORS, THE SUBSIDIARY GUARANTORS AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE.

Section 3.03.         Separability.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04.         Counterparts.  This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

Section 3.05.         Effect of Headings.  The Section headings herein are for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 3.06.         Trustee Makes No Representations.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.  The recitals of fact

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contained herein shall be taken as statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof.

Section 3.07.         Successors and Assigns.  All agreements of the Company, the Additional Subsidiary Guarantors and the Subsidiary Guarantors in this Third Supplemental Indenture shall bind their respective successors.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

EARTHLINK, INC.

By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	Executive Vice President, General Counsel
and Secretary

ADDITIONAL SUBSIDIARY GUARANTORS:

BTI TELECOM CORP.,
a North Carolina corporation

BUSINESS TELECOM OF VIRGINIA, INC.,
a Virginia corporation

BUSINESS TELECOM, INC.,
a North Carolina corporation

DELTACOM, LLC,
an Alabama limited liability company

EARTHLINK CARRIER, LLC,
a Delaware limited liability company

ITC^DELTACOM, INC.,
a Delaware corporation

By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	Executive Vice President, General Counsel
and Secretary

[Signature Page to Third Supplemental Indenture]

SUBSIDIARY GUARANTORS:

CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF MAINE INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF NEW YORK INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF OHIO INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS OF VERMONT INC.,
a Delaware corporation

CHOICE ONE COMMUNICATIONS RESALE L.L.C.,
a Delaware corporation

CHOICE ONE OF NEW HAMPSHIRE INC.,
a Delaware corporation

CONNECTICUT BROADBAND, LLC,
a Connecticut limited liability company

CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.,
a Connecticut corporation

CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC,
a New Hampshire limited liability company

[Signature Page to Third Supplemental Indenture]

CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC,
a Connecticut limited liability company

CONVERSENT COMMUNICATIONS OF MAINE, LLC,
a Maine limited liability company

CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.,
a Massachusetts limited liability company

CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC,
a New Hampshire limited liability company

CONVERSENT COMMUNICATIONS OF NEW JERSEY, LLC,
a New Jersey limited liability company

CONVERSENT COMMUNICATIONS OF NEW YORK, LLC,
a New York limited liability company

CONVERSENT COMMUNICATIONS OF PENNSYLVANIA, LLC,
a Pennsylvania limited liability company

CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC,
a Rhode Island limited liability company

CONVERSENT COMMUNICATIONS OF VERMONT, LLC,
a Vermont limited liability company

CONVERSENT COMMUNICATIONS RESALE L.L.C.,
a Delaware limited liability company

CTC COMMUNICATIONS CORP.,
a Massachusetts corporation

CTC COMMUNICATIONS OF VIRGINIA, INC.,
a Virginia corporation

EARTHLINK BUSINESS HOLDINGS, LLC,
a Delaware limited liability company

EARTHLINK BUSINESS, LLC,

[Signature Page to Third Supplemental Indenture]

a Delaware limited liability company

EARTHLINK MANAGED SERVICES, LLC,
a South Carolina limited liability company

EARTHLINK SHARED SERVICES, LLC,
a Delaware limited liability company

LIGHTSHIP TELECOM, LLC,
a Delaware limited liability company

US XCHANGE INC.,
a Delaware corporation

US XCHANGE OF ILLINOIS, L.L.C.,
a Delaware limited liability company

US XCHANGE OF INDIANA, L.L.C.,
a Delaware limited liability company

US XCHANGE OF MICHIGAN, L.L.C.,
a Delaware limited liability company

US XCHANGE OF WISCONSIN, L.L.C.,
a Delaware limited liability company

By:	/s/ Samuel R. DeSimone, Jr.
Name:	Samuel R. DeSimone, Jr.
Title:	Executive Vice President, General Counsel
and Secretary

[Signature Page to Third Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ Jeffery Schoenfeld
		Name:	Jeffery Schoenfeld
		Title:	Assistant Vice President

	By:	/s/ Kelvin Vargas
		Name:	Kelvin Vargas
		Title:	Associate

[Signature Page to Third Supplemental Indenture]